SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): October 21, 1998
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                       BROOKDALE LIVING COMMUNITIES, INC.

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             (Exact name of registrant as specified in its charter)


          Delaware                      0-22253                 36-4103821
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)

77 West Wacker Drive, Suite 4400, Chicago, Illinois                60601
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    (Address of principal executive offices)                     (Zip Code)


 Registrant's telephone number, including area code: (312) 977-3700.


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

        Brookdale Living Communities of New Mexico-SF, Inc. ("BLC-New Mexico-SF"), a subsidiary of Brookdale Living Communities, Inc. (the "Company"), and The PDL Business Trust, S.T., an unaffiliated third party (the "Lessor"), entered into an operating lease (the "Lease"), dated October 14, 1998, pursuant to which BLC-New Mexico-SF leases from the Lessor a 145-unit senior living facility located in Santa Fe, New Mexico, known as The Ponce de Leon (the "Facility"). The initial term of the Lease commenced on October 21, 1998 and expires on November 1, 2003. BLC-New Mexico-SF has the option to renew the Lease for up to five (5) one-year periods through November 1, 2008. Under the initial term of the Lease, BLC-New Mexico-SF is obligated to make monthly rent payments in the amount of $81,994, variable quarterly rent payments, the amount of which varies based on LIBOR and is estimated to be approximately $28,000, and monthly payments ranging between $8,333 and $9,637 to satisfy Lessor's obligation to make payments under a ground lease. During the term of the Lease, BLC-New Mexico-SF is responsible for the payment of all operating expenses related to the Facility. BLC-New Mexico-SF's obligations under the Lease are secured by a pledge by BLC-New Mexico-SF of securities currently valued at approximately $4,750,000. The Lease grants BLC-New Mexico-SF the option to purchase the Facility from the Lessor. The Lessor financed the acquisition of the Facility, in part, with the proceeds of a loan (the "Loan") made to the Lessor by Heller Financial, Inc. ("HFI") in the principal amount of $12,250,000. Interest accrues on the outstanding principal balance of the Loan at the rate of 7.06% per annum. Principal on the Loan and accrued interest thereon are payable monthly, in arrears, based on a 30-year amortization schedule. The Loan matures on November 1, 2008. BLC-New Mexico-SF has guaranteed the Lessor's obligations under the Loan, which guaranty is secured by a leasehold mortgage issued by BLC-New Mexico-SF in favor of HFI, pursuant to which BLC-New Mexico-SF grants to HFI a security interest in BLC-New Mexico-SF's interests under the Lease.

         This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believes," "expects," "anticipates," "estimates" and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe the Company's future strategic plans, goals, objectives or expectations are also forward-looking statements. Readers of this report are cautioned that any forward-looking statements, including those regarding the intent, belief, or current expectations of the Company or management, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to (i) general economic conditions in the markets in which the Company operates, (ii) competitive pressures within the industry and/or the markets in which the Company operates, (iii) the effect of future legislation or regulatory changes on the Company's operations and (iv) other factors described from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this report are made only as of the date hereof. The Company undertakes no obligation to update such forward-looking statements to reflect subsequent events or circumstances.



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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

c)       Exhibits

     Exhibit
     Number        Description

        10.1    Lease,  dated as of October 14, 1998,  by and between  Brookdale
                Living Communities of New Mexico-SF, Inc., as lessee, and The PDL Business Trust, S.T., as lessor-owner

        10.2 Fixed Rate Program Promissory Note Secured by Mortgage, dated October 14, 1998, from The PDL Business Trust, S.T., as maker, payable to the order of Heller Financial, Inc.

        10.3 Guaranty, dated as of October 14, 1998, issued by Brookdale Living Communities of New Mexico-SF, Inc. in favor of Heller Financial, Inc.

        10.4 Certificate A Pledge Agreement, dated as of October 14, 1998, by Brookdale Living Communities of New Mexico-SF, Inc. in favor of The PDL Business Trust, S.T., Wilmington Trust Company, as valuation agent, and LaSalle National Bank, as collateral account bank

        10.5 Certificate B Pledge Agreement, dated as of October 14, 1998, by Brookdale Living Communities of New Mexico-SF, Inc. in favor of The PDL Business Trust, S.T., Wilmington Trust Company, as valuation agent, and LaSalle National Bank, as collateral account bank

        10.6 Hazardous Substance Indemnification Agreement, dated as of October 14, 1998, from Brookdale Living Communities of New Mexico-SF, Inc. and Brookdale Living Communities, Inc. in favor of Heller Financial, Inc.

        10.7    Indemnity  Agreement,   dated  as  of  October  14,  1998,  from
                Brookdale Living Communities, Inc. in favor of Wilmington Trust Company, SELCO Service Corporation and Bank Hapoalim B.M.

        10.8 Letter Agreement regarding liability for carve-outs to non-recourse provisions, dated October 14, 1998, issued by Brookdale Living Communities, Inc. in favor of Heller Financial, Inc.






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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BROOKDALE LIVING COMMUNITIES, INC.
                                             Registrant



Dated:  November 2, 1998                     By:  /s/  Robert J. Rudnik
                                                  ---------------------
                                                   Robert J. Rudnik
                                                   Executive Vice President/
                                                   General Counsel